UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a-12.

HESKA CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 26, 2023
Date of Report (Date of Earliest Event Reported)

HESKA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3760 Rocky Mountain Avenue, Loveland, Colorado 80538
(Address of principal executive offices, including zip code)

(970) 493-7272
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	HSKA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported, Heska Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 31, 2023, by and among the Company, Antech Diagnostics, Inc., a California corporation (“Acquiror”), Helsinki Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Acquiror (“Merger Sub”), and, solely for purposes of Section 9.15 of the Merger Agreement, Mars, Incorporated, a Delaware corporation (“Parent”). Pursuant to the Merger Agreement, on and subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”) with the Company continuing as the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Acquiror. In connection with the Merger Agreement and the transactions contemplated thereby, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on May 8, 2023 (the “Proxy Statement”).

Regulatory Approvals

In connection with the Merger, on April 14, 2023, the Company and Mars filed required notifications with the Department of Justice’s Antitrust Division and the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The waiting period under the HSR Act expired on May 15, 2023. The closing of the transaction remains subject to the receipt of the Company stockholder approval of the Merger Agreement at the Special Meeting of Stockholders to be held on June 7, 2023, the receipt of outstanding required regulatory clearances, and the satisfaction or waiver of the other remaining closing conditions set forth in the Merger Agreement.

Shareholder Litigation and Supplemental Proxy Statement Disclosure

In connection with the proposed Merger, three purported Company shareholders have filed lawsuits under federal securities laws alleging that the disclosures made in the Proxy Statement were materially false and misleading. The first lawsuit is captioned O’Dell v. Heska Corporation, et al., Case No. 1:23-cv-3832 and was filed on May 8, 2023 in the United States District Court for the Southern District of New York.  The second lawsuit is captioned Floyd v. Heska Corporation, et al., Case No. 1:23-cv-4137 and was filed on May 18, 2023 in the United States District Court for the Southern District of New York.  The third lawsuit is captioned Kent v. Heska Corporation, et al., Case No. 1:23-cv-546-UNA and was filed on May 18, 2023 in the United States District Court for the District of Delaware.  The aforementioned lawsuits are collectively referred to as the “Actions.”  In addition, seven demand letters have been served on the Company by purported Company shareholders challenging the adequacy of the disclosures made in the Proxy Statement (collectively, the “Demand Letters”).  The Company believes that the allegations in the Actions and Demand Letters are without merit.

The Company and other named defendants in the Actions deny that they have violated any laws or breached any duties to the Company’s stockholders, deny all allegations in the Actions and Demand Letters, and believe that no supplemental disclosure to the Proxy Statement was or is required under any applicable law, rule or regulation.  However, solely to eliminate the burden and expense of litigation, to moot plaintiffs’ disclosure claims, to avoid potential delay or disruption to the Merger, and to provide additional information to the Company’s stockholders, the Company has determined to voluntarily supplement the Proxy Statement with the below disclosure. The Company believes that the disclosures set forth in the Proxy Statement comply fully with applicable law and nothing in the below supplemental disclosure shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein.

Heska is also providing additional supplemental disclosures reflecting the occurrence of certain events following the filing of the Proxy Statement.

To the extent that information in the below supplemental disclosure differs from, or updates information contained in, the Proxy Statement, the information in the below supplemental disclosure shall supersede or supplement the information in the Proxy Statement. Except as otherwise described in the below supplemental disclosure or the documents referred to, contained in or incorporated by reference in herein, the Proxy Statement, the annexes to the Proxy Statement and the documents referred to, contained in or incorporated by reference in the Proxy Statement are not otherwise modified, supplemented or amended.

Supplemental Disclosure

The following information supplements the Proxy Statement, and should be read in conjunction with the Proxy Statement, which should be read in its entirety, including the annexes thereto. All page references in the information below are references to pages in the Proxy Statement, and the terms used below have the meanings set forth in the Proxy Statement.

1.
The disclosure under the heading “The Merger—Background of the Merger” is hereby amended and supplemented by adding the text below to the second paragraph that begins on page 32 of the Proxy Statement (with the boldface and underlined text indicating additional language):

On February 20, 2023, Heska received a written proposal from Mars (referred to as the “February 20 Letter”) to acquire Heska in an all-cash transaction at a price of $112.50 per share (representing approximately $1.36 billion in equity value, on a fully diluted basis, as of the date of the February 20 Letter). The February 20 Letter noted that the proposed transaction would not be subject to a financing condition and would be funded through a combination of cash on hand and/or bank facilities accessible to Mars on short notice. Mars also indicated in the February 20 Letter its desire to move quickly toward a definitive agreement with Heska and requested a four week exclusivity period. The February 20 Letter did not discuss matters related to Heska management retention or any purchase or participation by Heska management in the equity of Acquiror or Parent. Together with the February 20 Letter, Mars delivered an exclusivity agreement proposed to be entered into by Mars and Heska as well as a list of high priority due diligence items.

2.
The disclosure under the heading “The Merger—Background of the Merger” is hereby amended and supplemented by adding the text below to the penultimate paragraph that begins on page 33 of the Proxy Statement (with the boldface and underlined text indicating additional language):

On March 6, 2023, Mr. Wilson and Mr. Providenti had a video conference with Ms. Ma and Ms. Greene to further discuss the Heska Board’s counteroffer and Mars’s request for exclusivity. Later on March 6, 2023, Mars submitted to Heska a revised written proposal (referred to as the “March 6 Letter”) to acquire Heska in an all-cash transaction at a price of $120.00 per share (representing approximately $1.48 billion in equity value, on a fully diluted basis, as of the date of the March 6 Letter) on terms otherwise substantially the same as the February 20 Letter. The March 6 Letter did not discuss matters related to Heska management retention or any purchase or participation by Heska management in the equity of Acquiror or Parent. Together with the March 6 Letter, Mars delivered a list of key due diligence topics and an exclusivity agreement proposed to be entered into by Mars and Heska (which were identical to those delivered with the February 20 Letter).

3.
The disclosure under the heading “The Merger—Opinions of Financial Advisors to Heska” is hereby amended and supplemented by adding the text below to the third paragraph that begins on page 44 of the Proxy Statement (with the boldface and underlined text indicating additional language):

BofA Securities then applied, based on BofA Securities’ professional judgment, a selected range of EV / 2023E Revenue and EV / 2024E Revenue multiples derived from the selected companies of 2.15x to 5.00x and 2.05x to 4.50x, respectively, to Heska’s 2023E and 2024E, respectively, estimated revenue, as set forth in the Forecasted Financial Information.

4.
The disclosure under the heading “The Merger—Opinions of Financial Advisors to Heska” is hereby amended and supplemented by adding the text below to the fifth paragraph that begins on page 44 of the Proxy Statement (with the boldface and underlined text indicating additional language):

BofA Securities then applied, based on BofA Securities’ professional judgment, a selected range of EV / 2023E Adjusted EBITDA and EV / 2024E Adjusted EBITDA multiples derived from the selected companies of 21.5x to 39.0x and 19.5x to 31.0x, respectively, to Heska’s 2023E and 2024E, respectively, estimated Adjusted EBITDA, as set forth in the Forecasted Financial Information.

5.
The disclosure under the heading “The Merger—Opinions of Financial Advisors to Heska” is hereby amended and supplemented by adding the text below to the penultimate paragraph that begins on page 45 of the Proxy Statement (with the boldface and underlined text indicating additional language):

BofA Securities reviewed transaction values, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction, as multiples of the target company’s latest 12 months (“LTM”) Adjusted EBITDA and as multiples of estimates of the target company’s next fiscal year (“FY+1”) Adjusted EBITDA, in each case, as of the applicable announcement dates of the selected transactions (referred to in this section as “EV / LTM Adjusted EBITDA” and “EV / FY+1 Adjusted EBITDA”, respectively). Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Estimated financial data of Heska were based on Forecasted Financial Information. The overall low to high EV / LTM Adjusted EBITDA multiples observed for the selected transactions were 16.0x to 30.0x (with a mean of 19.1x and a median of 17.9x). The overall low to high EV / FY+1 Adjusted EBITDA multiples observed for the selected transactions were 11.5x to 21.6x (with a mean of 15.6x and a median of 15.1x). BofA Securities then applied, based on BofA Securities’ professional judgment, a selected range of EV / LTM Adjusted EBITDA multiples derived from the selected transactions of 18.0x to 30.0x to the 2022A Adjusted EBITDA of Heska, as reflected in Heska’s public filings, and applied a selected range of EV / FY+1 Adjusted EBITDA multiples derived from the selected transactions of 15.0x to 22.0x to the 2024E estimated Adjusted EBITDA of Heska, as provided by Heska management and as reflected in Forecasted Financial Information. This analysis indicated the following approximate implied per share equity value reference ranges for Heska, rounded to the nearest $0.05 per share, as compared to the Merger Consideration:

6.
The disclosure under the heading “The Merger—Opinions of Financial Advisors to Heska” is hereby amended and supplemented by adding and removing the text below to the first paragraph on page 46 of the Proxy Statement (with the boldface and underlined text indicating additional language and the strikethrough text indicating removed language):

Discounted Cash Flow Analysis. BofA Securities performed a discounted cash flow analysis of Heska to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Heska was forecasted to generate during Heska’s fiscal years 2023 through 2027 based on the Forecasted Financial Information. BofA Securities calculated terminal values for Heska by applying a range of perpetuity growth rates of 3.5% to 4.5%, based on input from Heska management and BofA Securities’ professional judgment, to ~~Heska’s fiscal year ending December 31, 2027 estimated~~ an estimate of terminal unlevered, after-tax free cash flows per the Forecasted Financial Information. The cash flows and terminal values were then discounted to present value as of December 31, 2022 using discount rates ranging from 8.0% to 10.0%, which were based on an estimate of Heska’s weighted average cost of capital. This analysis indicated the following approximate implied per share equity value reference ranges for Heska, rounded to the nearest $0.05 per share, as compared to the Merger Consideration:

7.
The disclosure under the heading “The Merger—Opinions of Financial Advisors to Heska” is hereby amended and supplemented by adding the text below to the second bullet under the subheading “Other Factors” on page 46 of the Proxy Statement (with the boldface and underlined text indicating additional language):

•
stock price targets for Heska as reflected in selected publicly available Wall Street research analysts’ reports then published by six analysts, which indicated low and high stock price targets of $58.00 per share and $150.00 per share, respectively, on an undiscounted basis and approximately $53.21 per share and $137.61 per share, respectively, on a present value basis; and

8.
The disclosure under the heading “The Merger—Opinions of Financial Advisors to Heska” is hereby amended and supplemented by replacing the last paragraph beginning on page 50, the two charts beginning on page 50, and the first chart beginning on page 51 of the Proxy Statement in their entirety with the following:

The analysis indicated the following maximum, mean, median and minimum implied multiples for the selected public companies in each of the categories and for Heska, based on the March 30th Closing Price and the Merger Consideration:

Animal Health Diagnostic and Pharmaceuticals

	EV / EBITDA
Company	CY 2023		CY 2024
Maximum	33.8	x	30.4	x
Mean	17.6	x	15.8	x
Median	11.9	x	10.1	x
Minimum	9.9	x	9.2	x

	EV / EBITDA
	CY 2023		CY 2024
Heska at the Merger Consideration ($120.00)	47.4	x	30.7	x

	Heska Implied Share Price
	CY 2023	CY 2024
Mean	$48.98	$66.62
Median	$34.23	$43.87

Animal Health Distributors

	EV / EBITDA
Company	CY 2023		CY 2024
Maximum	10.0	x	9.3	x
Mean	9.1	x	8.5	x
Median	9.1	x	8.5	x
Minimum	8.2	x	7.7	x

	EV / EBITDA
	CY 2023		CY 2024
Heska at the Merger Consideration ($120.00)	47.4	x	30.7	x

	Heska Implied Share Price
	CY 2023	CY 2024
Mean	$27.16	$37.52
Median	$27.16	$37.52

Smid-Cap Product Diagnostic Companies

	EV / Revenue				EV / EBITDA
Company	CY 2023		CY 2024		CY 2023		CY 2024
Maximum	5.4	x	5.0	x	15.3	x	13.8	x
Mean	2.4	x	2.3	x	9.3	x	9.1	x
Median	2.2	x	2.1	x	10.1	x	10.9	x
Minimum	0.3	x	0.3	x	1.1	x	0.8	x

	Heska Implied Share Price
	CY 2023	CY 2024	CY 2023	CY 2024
Mean	$64.09	$72.55	$27.61	$39.86
Median	$60.19	$66.94	$29.58	$47.22

	EV / Revenue				EV / EBITDA
	CY 2023		CY 2024		CY 2023		CY 2024
Heska at the Merger Consideration ($120.00)	4.8	x	4.1	x	47.4	x	30.7	x

9.
The disclosure under the heading “The Merger—Opinions of Financial Advisors to Heska” is hereby amended and supplemented by replacing the last chart beginning on page 51 of the Proxy Statement in its entirety with the following:

Target	Acquiror	Date of Transaction Announcement	Date of Transaction Closing
Covetrus, Inc.	Clayton, Dubilier & Rice, LLC/TPG Global, LLC	May 25, 2022	October 13, 2022
Ethos Veterinary Health LLC	JAB Consumer Partners SCA SICAR	August 16, 2021	July 7, 2022
Bayer Animal Health GmbH	Elanco Animal Health Incorporated	August 20, 2019	August 3, 2020
Compassion-First Pet Hospitals	Jab Holding Company S.à.R.L.	February 25, 2019	March 31, 2019
Antelliq Corporation	Merck & Co., Inc.	December 14, 2018	April 1, 2019
AniCura TC AB	Mars, Incorporated	June 11, 2018	November 27, 2018
Abaxis, Inc.	Zoetis Inc.	May 16, 2018	July 31, 2018
Henry Schein Animal Health	Vets First Choice	April 23, 2018	February 7, 2019
PetVet Care Centers, LLC	KKR & Co. Inc.	December 27, 2017	January 3, 2018
VCA, Inc.	Mars, Incorporated	January 9, 2017	September 12, 2017
Boehringer Ingelheim Vetmedica, Inc	Elanco US, Inc.	October 5, 2016	January 3, 2017
Merial Limited	Boehringer Ingelheim GmbH	December 15, 2015	January 1, 2017
PHARMAQ Holding AS	Zoetis Inc.	November 2, 2015	November 10, 2015
Animal Health International, Inc.	Patterson Companies, Inc.	May 4, 2015	June 17, 2015
MWI Veterinary Supply, Inc.	AmerisourceBergen Corporation	January 12, 2015	February 24, 2015

10.
The disclosure under the heading “The Merger—Opinions of Financial Advisors to Heska” is hereby amended and supplemented by replacing the last sentence of the first paragraph beginning on page 52 and the first chart beginning on page 52 of the Proxy Statement in their entirety with the following:

This analysis indicated the following maximum, mean, median and minimum implied multiples:

	LTM
	EV / Revenue		EV / EBITDA
Maximum	9.6	x	30.0	x
Mean	4.2	x	18.7	x
Median	3.8	x	17.5	x
Minimum	0.7	x	16.0	x
Heska at the Merger Consideration ($120.00).	5.3	x	49.7	x

	Heska Implied Share Price
	LTM
	EV / Revenue	EV / EBITDA
Mean	$97.95	$49.81
Median	$89.99	$46.74

11.
The disclosure under the heading “The Merger—Opinions of Financial Advisors to Heska” is hereby amended and supplemented by replacing the second chart beginning on page 52 of the Proxy Statement in its entirety with the following:

Target	Acquiror	Date of Transaction Announcement	Date of Transaction Closing
Meridian Bioscience, Inc.	SD Biosensor and SJL Partners LLC	July 7, 2022	January 31, 2023
Luminex Corporation	DiaSorin S.p.A.	April 11, 2021	July 14, 2021
Mobidiag Oy	Hologic, Inc.	April 8, 2021	June 17, 2021
Genmark Diagnostics, Inc.	Roche Holdings AG	March 15, 2021	April 21, 2021
Abaxis, Inc.	Zoetis Inc.	May 16, 2018	July 31, 2018
Cepheid, Inc.	Danaher Corporation	September 6, 2016	November 4, 2016
Alere Inc.	Abbott Laboratories	February 1, 2016	October 3, 2017
Dako A/S	Agilent Technologies, Inc.	May 17, 2012	June 21, 2012
Gen-Probe Incorporated	Hologic, Inc.	April 30, 2012	August 1, 2012
Beckman Coulter, Inc.	Danaher Corporation	February 7, 2011	June 30, 2011

12.
The disclosure under the heading “The Merger—Opinions of Financial Advisors to Heska” is hereby amended and supplemented by replacing the last sentence of the last paragraph beginning on page 52 and the last chart beginning on page 52 of the Proxy Statement in their entirety with the following:

This analysis indicated the following maximum, mean, median and minimum implied multiples:

	LTM				NTM
	EV / Revenue		EV / EBITDA		EV / Revenue		EV / EBITDA
Maximum	18.9	x	30.0	x	9.4	x	26.7	x
Mean	7.1	x	19.1	x	5.2	x	17.7	x
Median	6.4	x	19.1	x	5.2	x	16.0	x
Minimum	1.8	x	8.4	x	1.7	x	8.2	x
Heska at the Merger Consideration ($120.00).	5.3	x	49.7	x	4.8	x	47.4	x

	Heska Implied Share Price
	LTM		NTM
	EV / Revenue	EV / EBITDA	EV / Revenue	EV / EBITDA
Mean	$157.97	$50.75	$128.86	$49.47
Median	$143.20	$50.77	$130.42	$44.91

13.
The disclosure under the heading “The Merger—Opinions of Financial Advisors to Heska” is hereby amended and supplemented by adding the text below to the first paragraph that begins on page 53 of the Proxy Statement (with the boldface and underlined text indicating additional language):

Using a discounted cash flows analysis, Piper Sandler calculated an estimated range of theoretical EVs for Heska based on the present value of (i) projected free cash flows to Heska for fiscal year 2023 through fiscal year 2027 and (ii) a projected terminal value at December 31, 2027 based upon perpetuity growth rates between 3.5% and 4.5%, selected by Piper Sandler based on input from Heska management and Piper Sandler’s professional judgment, and in each case, discounted back to December 31, 2022 using the discount rates described below. The free cash flows to the firm for each fiscal year and terminal year value were calculated from the Forecasted Financial Information. Piper Sandler calculated the range of present values for free cash flows to the firm for such periods based on a range of discount rates ranging from 8.0% to 9.0%, based on its estimation of Heska’s weighted average cost of capital of 8.5%.

14.
The disclosure under the heading “The Merger—Litigation Related to the Merger” is hereby amended and supplemented by replacing the text on page 64 of the Proxy Statement in its entirety with the following:

Since the announcement of the Merger, three civil actions have been filed challenging the adequacy of certain public disclosures made by the Company concerning the Company’s proposed acquisition by Mars.  On May 8, 2023, Ryan O’Dell, a purported Company shareholder, commenced an action in the United States District Court for the Southern District of New York, captioned O’Dell v. Heska Corporation, et al., Case No. 1:23-cv-3832.  On May 18, 2023, Michael Floyd, a purported Company shareholder, commenced an action in the United States District Court for the Southern District of New York, captioned Floyd v. Heska Corporation, et al., Case No. 1:23-cv-4137.  On May 18, 2023, Michael Kent, a purported Company shareholder, commenced an action in the United States District Court for the District of Delaware, captioned Kent v. Heska Corporation, et al., Case No. 1:23-cv-546-UNA.  The aforementioned complaints are collectively referred to as the “Complaints.”  The Complaints assert claims under Sections 14(a) and 20(a) of the Exchange Act against the Company and the Heska Board.  The Complaints seek, among other things, an injunction preventing consummation of the proposed Merger, rescission of the proposed Merger or rescissory damages in the event the proposed Merger is consummated, an order that defendants violated Sections 14(a) and 20(a) of the Exchange Act and directing defendants to file a proxy statement that does not contain any untrue statements of material fact, an accounting by the defendants for all damages caused to the plaintiff, the award of attorneys’ fees and expenses, and any such other and further equitable relief that the court may deem just and proper.  Defendants believe the claims asserted in the Complaints are without merit, deny any wrongdoing in connection with the proposed Merger or the disclosures related thereto, and intend to vigorously defend against the claims.

15.
The disclosure under the heading “The Merger—Regulatory Approvals” is hereby amended and supplemented by adding a new paragraph at the end of such disclosure on page 64 of the Proxy Statement as follows:

The applicable waiting period under the HSR Act expired on May 15, 2023.

Forward-Looking Statements

This Current Report on Form 8-K includes statements that are forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed acquisition of the Company, stockholder and regulatory approvals, the expected timetable for completing the proposed transaction and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  These risks and uncertainties include, but are not limited to: failure to obtain the required vote of the Company’s stockholders in connection with the proposed transaction; the timing to consummate the proposed transaction and the risk that the proposed transaction may not be completed at all or the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the risk that the conditions to closing of the proposed transaction may not be satisfied or waived; the risk that a governmental or regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; potential litigation relating to, or other unexpected costs resulting from, the proposed transaction; legislative, regulatory and economic developments; and the diversion of management’s time on transaction-related issues.  The Company can give no assurance that the conditions to the proposed transaction will be satisfied, or that it will close within the anticipated time period.

All statements, other than statements of historical fact, should be considered forward-looking statements made in good faith by the Company, as applicable, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this Current Report on Form 8-K, or any other documents, words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties, as well as other risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed in the forward-looking statements, are described in greater detail under the heading “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC and in any other SEC filings made by the Company.  The Company cautions that these risks and factors are not exclusive. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Additional Information about the Merger and Where to Find It

In connection with the Merger, the Company filed the Proxy Statement with the SEC on May 8, 2023.  The Proxy Statement and a proxy card were mailed on or around May 8, 2023 to the stockholders of the Company entitled to vote at the special meeting relating to the proposed transaction. This Current Report on Form 8-K is not intended to be, and is not, a substitute for the Proxy Statement or any other document that the Company may file with the SEC in connection with the Merger. THE COMPANY URGES INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER.  Investors are able to obtain free copies of the Proxy Statement and other documents that will be filed by the Company with the SEC (when available) at http://www.sec.gov, the SEC’s website, or from the Company’s website (https://ir.heska.com). In addition, the Proxy Statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Investor Relations at https://ir.heska.com.

Participants in the Solicitation

This Current Report on Form 8-K does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. The Company, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the Merger. Information about the Company’s directors and executive officers is set forth in its definitive proxy statement for its 2023 annual meeting of stockholders filed with the SEC on March 21, 2023. To the extent the holdings of Company securities by Company directors and executive officers have changed since the amounts set forth in the proxy statement for its 2023 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the SEC’s website at www.sec.gov and on the Investor Relations page of the Company’s website located at https://ir.heska.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger is included in the Proxy Statement and other relevant materials the Company may file with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION (REGISTRANT)

	By:	/s/ Christopher Sveen
Christopher Sveen
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Dated: May 26, 2023